Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Laird Superfood, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Unallocated (Universal) Shelf	Common Stock, par value $0.001 per share, Preferred Stock, par value $0.001 per share, Debt Securities, Warrants, Units	457(o)	(1)	(2)	$100,000,000	0.0001531	$15,310
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	Unallocated (Universal) Shelf	Common Stock, par value $0.001 per share, Debt Securities, Warrants, Units	415(a)(6)	(3)	—	$100,000,000	—	—	S-3	333-261033	November 19, 2021	$9,270.00
				Total Offering Amounts		$100,000,000		$15,310
				Total Fees Previously Paid				$9,270
				Total Fee Offset				—
				Net Fee Due				$6,040
(1)

There are being registered hereunder an indeterminate number of securities or aggregate principal amount, as the case may be, of common stock, preferred stock, debt securities, warrants and units of Laird Superfood, Inc. (the “Registrant”) which may be offered and sold in such an amount as shall result in an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate offering price not to exceed $100,000,000, less the aggregate offering price of any securities previously issued hereunder. Any securities issued hereunder may be sold separately or as units with other securities issued hereunder. The securities registered also include such indeterminate amounts and numbers of common stock, preferred stock, debt securities, warrants or units as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-3 (this “Registration Statement”) shall be deemed to cover any additional number of securities as may be offered or issued from time to time upon stock splits, stock dividends, recapitalizations or similar transactions.

(2)

The proposed maximum aggregate offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.

(3)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include $100,000,000 of unsold securities (the “Unsold Securities”) previously registered pursuant to the registration statement on Form S-3 (File No. 333-261033) filed by the Registrant on November 12, 2021 (the “Prior Registration Statement”). The Registrant paid filing fees for the Unsold Securities in an aggregate amount of $9,270. Pursuant to Rule 415(a)(6) under the Securities Act, the Unsold Securities are being carried forward and the filing fee previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this Registration Statement. Pursuant Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.